Employment Agreement


THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the first day of August 1997 (the "Effective Date") by and between Covol Technologies, Inc., a Delaware corporation (the "Company") and Dee J. Priano ("Employee"). The Company and Employee are sometimes later in this Agreement collectively referred to as the "Parties".

RECITALS

This  Agreement  is  entered  into  with  reference  to  the  following   facts,
definitions and objectives.

NOW, THEREFORE, in Consideration of this Agreement and of the covenants contained in this Agreement, the Parties agree as follows:

1) Employment and Position. The Company employs Employee and the Employee accepts employment by the Company as Vice President of the Company or other mutually agreed senior position for the Company for the Period of Employment specified in Paragraph 3, Period of Employment.

2) Services to be Rendered. Employee shall, during the Period of Employment, serve the Company in the position set forth in Paragraph 1, Employment and Position, diligently, competently and in conformance with the corporate policies of the Company. Employee shall be free to conduct real estate investment activities that do not conflict or interfere with the performance of his duties under this Agreement. Employee may from time to time perform services for Kennecott Utah Copper Corporation as long as said services do not conflict or interfere with the performance of his duties under this Agreement. In fulfilling his duties and responsibilities under this Agreement, Employee shall report to the President or Chief Executive Officer of the Company.

3) Period of Employment. Employee's employment by the Company pursuant to this Agreement shall, unless sooner terminated as provided in this Agreement, be for a term of three (3) years, commencing as of the first day of August 1997, and ending with the close of "business" on the thirty-first day of July 2000 (the "Period of Employment").

4) Base Salary. During the first twenty-four months of this Agreement, the Employee's regular salary, before all customary and proper taxes, shall be no less than $80,000 per year, payable bi-weekly. During the last twelve months of this Agreement, the Employee's regular salary, before all customary and proper taxes, shall be no less than $125,000 per year, payable bi-weekly.

5) Incentive Bonus. During the Period of Employment, Employee shall be entitled to receive bonuses pursuant to the Company's bonus plan as in effect from time to time.

6) Stock Options. Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code) shall be issued pursuant and subject to the provisions outlined below or as otherwise mutually agreed to:

         a) Purchase Price. The purchase price per share for the shares subject to the Stock Option will be Eight Dollars and Twenty-five Cents ($8.25) per share.

         b) Number of Shares. The Stock Options will be for One Hundred Thousand (100,000) shares of the Company's Common Stock (the "Optioned Shares").

         c) Exercise Periods. Four Thousand (4,000) Optioned Shares will be vested and exercisable on August 1, 1997 and Four Thousand (4,000) additional Optioned Shares will be vested and exercisable on the first day of each month following through September 1, 1999, at which time all One Hundred Thousand Optioned Shares will be fully vested and exercisable.

         d) Additional Stock Options. Employee shall also be eligible to receive additional stock options during the Period of Employment pursuant to a stock option bonus plan as may from time to time be in effect.

         e) Vesting of Options in Event of Disability or Death. In the event of disability or death of Employee, any nonvested Stock Options shall vest effective as of the date of the disability or the death of Employee. In the event of Employee's disability or death, the Employee, heirs or estate of Employee, as the case may be, may exercise any unexecuted options at any time.

         f) Vesting of Options in Event of Management Change. In the event of replacement of Brent M. Cook as Chief Executive Officer of the Company, all nonvested Stock Options and Additional Stock Options shall vest as of the date Brent M. Cook is released from the position of Chief Executive Officer of the Company.

         g) Vesting of Options in Event of Ownership Change. In the event a third party tenders to purchase all outstanding shares of the Company, or substantially all of the assets of the Company, all non-vested Stock Options shall vest as of the date the tender offer or asset sale is announced. The intent of this section is to allow the Employee to vote the shares represented by the Stock Options and at the Employee's discretion, exercise any unexecuted options.

7) Other Benefits. In addition to the benefits previously set forth in this Agreement, Employee shall, during the Period of Employment, be entitled to the benefits described below, and as concerns all such benefit programs where years of service are a factor, to the extent permitted by law, Employee shall be given credit for his years of service with Kennecott Corporation and/or any of its subsidiaries.

         a) Vacation. During the Period of Employment, Employee shall be entitled to not less than Five (5) weeks of paid vacation during each calendar year occurring during the Period of Employment and that amount of vacation provided to other senior executive officers of the Company. Upon termination of Employee's employment under this Agreement, Employee shall be paid for any unused vacation in the year in which the termination occurred.

         b)       Sick  Leave.  Sick leave time will be granted to the  Employee that is reasonable under the circumstances and that is consistent with the Company's policies and procedures, as the same may be changed, modified or terminated for all participants from time to time.

         c) Insurance. At the Employee's option, the Company shall pay the premium for and provide life, disability, medical, and dental benefits for the Employee and his family.

         d) Retirement Plan. The Employee shall participate in the Company's Retirement Plans in accordance with the terms and provisions and applicable law, as the same may be implemented, changed, amended, or terminated from time to time. Employee shall become eligible to participate in the Company's Retirement Plans as of August 1, 1997, or as the effective date of the implementation of such plans whichever is later.

         e)       Other  Miscellaneous   Benefits.  The  Company  shall  pay  or
                  reimburse Employee for the following miscellaneous benefits:

                  i) Annual dues for association membership for relevant professional groups.

                  ii)      Subscription  and  purchase of books,  journals,  and
                           publications   which   relate  to  job   duties   and
                           responsibilities.

8) Termination of Employment by the Company. Anytime in this Agreement to the contrary notwithstanding, the Company shall have the following rights with respect to termination of the Employee's employment:

         a) Cause. Employee's employment may be terminated for Cause. For purpose of this Agreement, "cause" shall mean and refer to a determination made in good faith by the Company's Board of Directors that:

                  i) Employee has been convicted of or has entered a plea of guilty or nolo contendre to a felony or to any other crime, which other crime is punishable by incarceration for a period of one (1) year or longer, or which is a crime involving moral turpitude.

                  ii)      There  has  been  a  theft,  embezzlement,  or  other
                           criminal   misappropriation  of  funds  by  Employee,
                           whether from Company or any other person.

                  iii) Employee has willfully failed or refused to follow reasonable written policies or directives established by the Board of Directors or the Chief Executive Officer of the Company, or Employee has willfully failed to attend to material duties or obligations of his office (other than any such failure resulting from Employee's incapacity due to physical or mental illness which is a cause or manifestation of Employee's disability), which failure or refusal continues for thirty (30) days following delivery of a written demand from the Company's Chief Executive Officer for performance to Employee identifying the manner in which Employee has failed to follow such policies or directives or to perform such duties. Termination pursuant to this Paragraph shall be effective as of the effective date of the notice by the Board of Directors to Employee that it has made the required determination, or at such other subsequent date, if any, specified in such notice.

         b) Without Cause. Employee's employment may be terminated without cause provided that the Company pays Employee upon notice of termination, any unearned salary specified in Paragraph 4, Base Salary, the amount specified in Paragraph 10, Severance Pay, any earned Incentive Bonuses specified in Paragraph 5, Incentive Bonus, vests Employee in any Stock Options specified in Paragraph 6)b, Stock Options Number of Shares, which have not vested as of the date of termination and awards to and vests Employee, effective date of termination, any Additional Stock Options that Employee has received or is eligible to receive under Paragraph 6)d, Additional Stock Options.

9) Termination of Employment by Employee. Anytime in this Agreement to the contrary notwithstanding, the Employee shall have the following rights with respect to termination of the Employee's employment:

         a) With Good Reason. Employee shall have the right to terminate his employment under this Agreement at any time for Good Reason, provided Employee has delivered written notice to the Company which briefly describes the facts underlying Employee's belief that "Good Reason" exists and the Company has failed to cure such situation within thirty (30) days after effective date of such notice. If the employee terminates With Good Reason, the Company shall pay the

                  Employee on the date of termination, any unearned salary specified in Paragraph 4, Base Salary, the amount specified in Paragraph 10, Severance Pay, any earned Incentive Bonuses specified in Paragraph 5, Incentive Bonus, vests Employee in any Stock Options specified in Paragraph 6)b, Stock Options Number of Shares which have not vested as of the date of termination and awards to and vests Employee, effective the date of termination, any Additional Stock Options that
                  Employee has received or is eligible to receive under Paragraph 6)d, Additional Stock Options. For purposes of this Agreement, "Good Reason" shall mean and consist of:

                  i) A material breach by the Company of its obligations under this Agreement; without Employee's prior written consent, the assignment to Employee of duties that are materially inconsistent with, or that constitute a material alteration in the status of his responsibilities set forth in this Agreement, as a Vice President of the Company; without Employee's prior written consent, the transfer or relocation of Employee's place of employment to any place other than the Salt Lake City/Provo metropolitan area, except for reasonable travel on the business of the Company or; upon consummation of a sale of all or substantially all of the outstanding stock or assets of the Company in which sale the acquiring company did not assume all of the obligations of the Company under this Agreement.

         b) Without Good Reason. With not less than sixty (60) days prior written notice (which notice shall specify the date of termination), Employee shall have the right to terminate his employment under this Agreement without Good Reason.

10) Severance Pay. If this Agreement terminates and the Employee does not continue in the employment of the Company, whether or not the Employee is offered continued employment by the Company, the Company shall pay to the Employee an amount equal to two times the base annual salary in effect at the time of such termination. The Employee shall not be required to mitigate the amount of the payment provided for in this section by seeking other employment or otherwise, nor shall the amount of the payment be reduced by any compensation earned by the Employee as the result of employment by another employer after termination or otherwise.

11) Automobile Allowance. Commencing January 1, 1999 and continuing until this Agreement terminates, the Company shall pay the Employee an Automobile Allowance of no less than $550 per month.






Accepted and Agreed to:


/Dee J. Priano/                                               4 January 1999
-------------------------------------                  -------------------------
Dee J. Priano                                                     Date




Accepted and Agreed to for Covol Technologies:


/Brent M. Cook/                                               4 January 1999
-------------------------------------                  -------------------------
Brent M. Cook                                                     Date